EXHIBIT 16.1

MADESEN & ASSOCIATES, CPA'S INC.                                                684 East Vine Street, #3
--------------------------------                                                Salt Lake City, Utah 84106
Certified Public Accountants and Business Consultants                           Telephone 801-268-2632
                                                                                Fax 801-262-3978







United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, NW
Washington, DC 20549


                                                         Date September 12, 2005


Dear Sirs:

Re:  Dismissal as Auditor of NanoSensors, Inc.

We have reviewed Item 4 of the Company's report on Form 8-K regarding our dismissal as auditor and are in agreement with the disclosures contained therein.


Yours truly



                                              /s/ Madsen & Associates CPA's Inc.